    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2006

                                                 REGISTRATION NO. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                              41-1368898
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                299 MARKET STREET
                       SADDLE BROOK, NEW JERSEY 07663-5316
                                 (201) 712-0090
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
                                 1998 STOCK PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the plan)

          BRIAN T. BECKWITH                             COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER              ERIC O. MADSON, ESQ.
  PEOPLES EDUCATIONAL HOLDINGS, INC.      ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
          299 MARKET STREET                         2800 LASALLE PLAZA
 SADDLE BROOK, NEW JERSEY 07663-5316                800 LASALLE AVENUE
            (201) 712-0090                   MINNEAPOLIS, MINNESOTA 55402-2015
                                                      (612) 349-8500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                              PROPOSED
                                              MAXIMUM       PROPOSED
                                AMOUNT       AGGREGATE       MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO BE        TO BE         PRICE        AGGREGATE     REGISTRATION
        REGISTERED            REGISTERED     PER SHARE   OFFERING PRICE        FEE
-------------------------   --------------   ---------   --------------   ------------
Common stock, par value
   $0.02                    912,011 shares    $4.99(1)     $4,550,935        $486.95
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Such price is based upon the average of the bid and asked for price of our common stock as reported on the NASDAQ Capital Market on November 2, 2006.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Part I is not filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Peoples Educational Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     - the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

     - the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and August 31, 2006;

     - the Registrant's Transition Report on Form 10-Q for the transition period from January 1, 2006 to May 31, 2006;

     - the Registrant's Current Reports on Form 8-K, filed April 24, 2006 and September 20, 2006; and

     - the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-2 (Registration Statement No. 333-123868).

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than current reports on Form 8-K containing Regulation FD disclosure furnished under either
Item 2.02 or Item 7.01, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant's certificate of incorporation provides that the Registrant will indemnify any person, including persons who are not its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law. In addition, pursuant to its Bylaws, it will indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. The Registrant has also entered into contractual agreements with each of its directors and officers pursuant to which it has agreed to indemnify such individuals against similar expenses incurred in connection with claims arising out of its service as a director or officer provided that such indemnification is permitted under applicable law.

The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Exhibit
  No.     Description
-------   -----------
   5.1    Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.

  23.1    Consent of McGladrey & Pullen, LLP.

  23.2    Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit
          5.1 hereto).

  24.1 Power of Attorney (included in signature page to this registration statement).

  99.1 Peoples Educational Holdings 1998 Stock Plan [filed as an Appendix to the Company's Definitive Proxy Statement on Schedule 14A filed May 2,
          2005 and incorporated herein by reference].

  99.2    Non-Qualified Stock Option Agreement by and between the Company and
          Matti Prima dated September 1, 1999.

ITEM 9. UNDERTAKINGS

(a) The Registrant hereby undertakes to:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey, on November 7, 2006.

                                        PEOPLES EDUCATIONAL HOLDINGS, INC.


                                        By /s/ BRIAN T. BECKWITH
                                           -------------------------------------
                                           Brian T. Beckwith
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints BRIAN T. BECKWITH and MICHAEL L. DEMARCO, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2006.

         SIGNATURE                                 TITLE
         ---------                                 -----


/s/ BRIAN T. BECKWITH         Chief Executive Officer and President, Director
---------------------------            (Principal Executive Officer)
    Brian T. Beckwith


/s/ MICHAEL L. DEMARCO                    Chief Financial Officer
---------------------------     (Principal Financial and Accounting Officer)
    Michael L. DeMarco


/s/ DIANE M. MILLER                Executive Vice President and Director
---------------------------
    Diane M. Miller


/s/ JAMES J. PEOPLES                              Chairman
---------------------------
    James J. Peoples


/s/ G. THOMAS AHERN                               Director
---------------------------
    G. Thomas Ahern


/s/ JOHN C. BERGSTROM                             Director
---------------------------
    John C. Bergstrom


/s/ RICHARD J. CASABONNE                          Director
---------------------------
    Richard C. Casabonne


/s/ ANTON J. CHRISTIANSON                         Director
---------------------------
    Anton J. Christianson


/s/ JAMES P. DOLAN                                Director
---------------------------
    James P. Dolan